Exhibit 23.2



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Howell Corporation on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Howell Corporation for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP
Houston, Texas

June 9, 1997